UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 8, 2021 (November 8, 2021)

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01) Rights to Purchase Series A Junior Participating Preferred Stock (Par Value $0.01)	CBRL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CFO Appointment

On November 8, 2021, Cracker Barrel Old Country Store, Inc. (the “Company”) announced the appointment of Craig Pommells as the Company’s Senior Vice President and Chief Financial Officer. Mr. Pommells’ expected start date is December 6, 2021.

Mr. Pommells, age 46, currently serves as Executive Vice President and Chief Financial Officer of Red Lobster Seafood Company, a position he has held since October 2020. Prior to serving as Red Lobster’s Chief Financial Officer, Mr. Pommells served as Senior Vice President, Finance and Strategy at Red Lobster from January 2015 to October 2020. Mr. Pommells has almost twenty years of experience at Red Lobster and its former parent company Darden Restaurants, Inc. (NYSE: DRI), where he held leadership positions of progressively greater responsibility in finance, including Vice President, Business Analytics and Reporting and Vice President, Finance.

The appointment of Mr. Pommells was not made pursuant to any arrangement or understanding between him and any other person. Mr. Pommells has no family relationships that would require disclosure under Item 401(d) of Regulation S-K in this Current Report on Form 8-K, and, except as otherwise described in this Current Report on Form 8-K, he is not a party to any material plan, contract or arrangement with the Company. Mr. Pommells neither is a party to nor has any direct or indirect material interest in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K in this Current Report on Form 8-K.

Mr. Pommells will succeed P. Douglas Couvillion, who has served as the Company’s Interim Chief Financial Officer since January 2021. Mr. Couvillion will resume his former position of Senior Vice President, Sourcing and Supply Chain, a role he previously held from November 2016 to December 2020. Mr. Couvillion’s compensation and benefits will remain unchanged in connection with the resumption of his former duties.

A copy of the press release announcing the Chief Financial Officer transition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Compensation Details

As Senior Vice President and Chief Financial Officer, Mr. Pommells will receive an annualized base salary of $475,000 (“Base Salary”) and an annual bonus with an initial target of 65% of Base Salary. Mr. Pommells will also be eligible to receive equity awards under the Company’s Long-Term Incentive (LTI) program, with an initial target award of 120% of Base Salary, consisting of two components of substantially equal value: (i) awards of performance shares under the Company’s 2022 Long-Term Performance Plan and (ii) awards of time-vesting restricted stock units that vest ratably over three years. Mr. Pommells’ annual bonus and the amount of any awards payable under the LTI program each will be prorated based upon the number of days during the Company’s 2022 fiscal year that Mr. Pommells is employed by the Company.

In addition, Mr. Pommells will receive a time-vesting restricted stock award of the Company’s common stock, having a grant date fair market value of $500,000, upon joining the Company. This award will vest in full on the third anniversary of the grant date, subject to Mr. Pommells’ continued employment with the Company through the vesting date.

Effective as of Mr. Pommells’ start date, the Company will enter into a change in control agreement (the “CIC Agreement”) and a severance agreement (the “Severance Agreement”) with Mr. Pommells, in substantially the same form as those entered into with each of the Company’s other executive officers (other than the Chief Executive Officer). For additional information regarding the CIC Agreement and the Severance Agreement, reference is made to the descriptions of the terms and conditions of the CIC Agreement and the Severance Agreement included as part of the Compensation Discussion and Analysis in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on October 7, 2021, which is incorporated herein by reference.

Copies of the form of CIC Agreement and Severance Agreement are included as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. The descriptions of the CIC Agreement and the Severance Agreement incorporated by reference herein are summaries, are not complete and are qualified in their entirety by reference to the terms of the form of CIC Agreement and Severance Agreement filed as exhibits hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	10.1	Form of Severance Agreement between Cracker Barrel Old Country Store, Inc., and certain of its named executive officers (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed under the Exchange Act for the quarterly period ended April 27, 2018).

	10.2	Form of Change of Control Agreement between Cracker Barrel Old Country Store, Inc., and certain of its named executive officers (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed under the Exchange Act for the quarterly period ended April 27, 2018).

	99.1	Press Release issued by Cracker Barrel Old Country Store, Inc. dated November 8, 2021.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 8, 2021	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Richard M. Wolfson
	Name:	Richard M. Wolfson
	Title:	Senior Vice President, General Counsel and Corporate Secretary